EXHIBIT 99.1

STRATA Skin Sciences Reports Third Quarter 2020 Financial Results

HORSHAM, Pennsylvania, November 10, 2020 -- STRATA Skin Sciences, Inc. (NASDAQ: SSKN) (“STRATA”), a medical technology company in Dermatology and Plastic Surgery dedicated to developing, commercializing and marketing innovative products for the treatment of dermatologic conditions, today announced financial results for the quarter ended September 30, 2020.

Recent Highlights

•	Total revenue for the third quarter of 2020 was $5.6 million, a decrease of 25.0% over the third quarter of 2019
-	Recurring revenue for the third quarter of 2020 was $3.8 million, a 35.9% decrease over the third quarter of 2019 and a 37.2% increase over the second quarter of 2020
-	Gross domestic recurring billings were $4.7 million, a 155% increase over the second quarter 2020 (See Reconciliation of Non-GAAP measures below)
•	Total gross margins in the third quarter of 2020 were 57.5%, a 4.3% decrease over third quarter 2019
•	Cash, cash equivalents and restricted cash at September 30, 2020 were $18.5 million
•	Concluded the quarter with a global recurring revenue installed base of 837 XTRAC devices, an increase of 31 from June 30, 2020
•
Results of our sponsored, peer-reviewed study entitled, “Therapies for Psoriasis: Clinical and Economic Comparisons,” published in the Journal of Drugs in Dermatology. XTRAC® was found to be most effective and economical treatment for plaque psoriasis compared to other therapies

•	Cigna, a global health company insuring over 20 million people in the United States, issued a new medical coverage policy insuring the previously uncovered condition of vitiligo

“We are pleased by our performance in the third quarter, underscored by strong growth in both recurring revenue and gross domestic recurring billings over the second quarter of 2020, commensurate with broader trends in regional recovery. We are confident that these results demonstrate the measures we implemented in 2018 – to strategically focus on driving recurring revenue – are resonating once again, picking up from the meaningful momentum that we built in 2019,” said Dr. Dolev Rafaeli, Chief Executive Officer of STRATA Skin Sciences.

Dr. Rafaeli continued, “While we are encouraged by these positive trends, we remain cautiously optimistic with variability expected from COVID-19 resurgences and rising cases across the U.S. and the world. Despite this continued level of uncertainty, we remain confident in the core strength of our business and the resiliency of our team and partner clinics. We believe that we are strategically poised to deliver durable growth over the long term, as we continue to lead the way for improved patient care with XTRAC.”

Third Quarter 2020 Financial Results
Revenues for the third quarter of 2020 were $5.6 million, as compared to revenues of $7.5 million for the third quarter of 2019. Recurring revenues for the third quarter of 2020 were $3.8 million, as compared to recurring revenues of $6.0 million for the third quarter of 2019. Equipment revenues were $1.8 million for the third quarter of 2020, as compared to $1.5 million for the third quarter of 2019.

Gross profit for the third quarter of 2020 was $3.2 million, or 57.5% of revenues, as compared to $4.6 million, or 61.8% of revenues, for the third quarter of 2019. Gross profit on recurring revenues for the third quarter of 2020 was $2.5 million, or 64.3% of revenues, as compared to $4.0 million, or 67.2% of revenues, for the third quarter of 2019. The decrease in gross profit is the result of lower sales due to the COVID-19 pandemic, fixed costs in manufacturing and the impact of the change in deferred revenues.

Selling and marketing costs for the third quarter of 2020 were $2.1 million, as compared to $2.9 million for the third quarter of 2019, primarily as a result of lower tradeshow costs, travel costs, compensation costs and direct to consumer advertising costs. General and administrative costs for the third quarter of 2020 were $1.9 million, as compared to $2.2 million for the third quarter of 2019, as a result of lower legal, accounting and consulting costs partially offset by higher insurance and stock compensation costs. Other expense for the third quarter of 2020 was $21,000, compared to $153,000 for the third quarter of 2019, as a result of lower interest expense due to refinancing of the Company’s long-term debt in December 2019.

Net loss for third quarter 2020 was $1.3 million, or a loss of $0.04 per basic and diluted common share, as compared to the net loss for the third quarter of 2019 of $0.9 million, or a net loss of $0.03 per basic and diluted common share.

Webcast and Conference Call Information
STRATA management will host a conference call today, beginning at 8:30 a.m. Eastern. The conference call will be concurrently webcast. The link to the webcast is available on the company website (www.strataskinsciences.com) under the investor relations section and will be archived for future reference. To listen to the conference call, please dial 1-800-786-6705 (US/Canada), 1-212-271-4651 (International), or 1-809-468-011 (Israel) and use the conference ID number 21971988.

Reconciliation of Non-GAAP Measures
To supplement the Company’s consolidated financial statements, prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company provides certain non-GAAP measures of financial performance, including non-GAAP adjusted EBITDA and Gross Domestic Recurring Gross Billings.

The Company’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but is not a substitute for, nor superior to, GAAP results. These non-GAAP measures are provided to enhance investors' overall understanding of our current financial performance and to provide further information for comparative purposes.

Specifically, the Company believes the non-GAAP measures provide useful information to both management and investors by isolating certain expenses, gains and losses that may not be indicative of the Company’s core operating results and business outlook. In addition, the Company believes non-GAAP measures enhance the comparability of results against prior periods. Reconciliation of the GAAP measures of net loss to non-GAAP measures included in this press release is as follows (in thousands):

Adjusted EBITDA

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019

Net Loss	$(1,254)	$(860)	$(3,969)	$(3,275)

Adjustments:
Depreciation/amortization*	890	1,183	3,035	3,677
Income taxes	72	(22)	207	(111)
Interest expense, net	21	153	38	433

Non-GAAP EBITDA	(271)	454	(689)	724
Stock compensation	403	257	1,243	883
Non-GAAP adjusted EBITDA	$132	$711	$554	$1,607

Gross Domestic Recurring Billings
Gross domestic recurring billings represent the amount invoiced to partner clinics when treatment codes are sold to the physician. It does not include normal GAAP adjustments which are deferred revenue from prior quarters recorded as revenue in the current quarter, the deferral of revenue from the current quarter recorded as revenue in future quarters, adjustments for co-pay and other discounts. This excludes international recurring revenues.

Gross domestic recurring billings for July, August and September 2020 were $1.4 million, $1.6 million, and $1.7 million, respectively. The total gross domestic recurring billings for the third quarter of 2020 was $4.7 million, compared to $1.8 million for the second quarter of 2020.

The following is a reconciliation of non-GAAP gross domestic billings to recorded revenue for the third quarter of 2020 (in thousands):

Gross domestic recurring billings	$4,700
Co-Pay adjustments	(160)
Other discounts	(6)
Deferred revenue from prior quarters	546
Deferral of revenue to future quarters	(1,390)
GAAP Recorded revenue	$3,690

About STRATA Skin Sciences, Inc.
STRATA Skin Sciences is a medical technology company in Dermatology and Plastic Surgery dedicated to developing, commercializing and marketing innovative products for the treatment of dermatologic conditions. Its products include the XTRAC® excimer laser and VTRAC® lamp systems utilized in the treatment of psoriasis, vitiligo and various other skin conditions.

The Company’s proprietary XTRAC® excimer laser delivers a highly targeted therapeutic beam of UVB light to treat psoriasis, vitiligo, eczema, atopic dermatitis and leukoderma, diseases, which impact over 35 million patients in the United States alone. The technology is covered by multiple patents, including exclusive rights for patents for the delivery of treatments to vitiligo patients.

STRATA’s unique business model leverages targeted Direct to Consumer (DTC) advertising to generate awareness and utilizes its in-house call center and insurance advocacy teams to increase volume for the Company’s partner dermatology clinics.

The XTRAC business has used this proven DTC model to grow its domestic dermatology partner network to over 813 clinics, with a worldwide installed base of over 2,000 devices. The Company is able to offer 90% of DTC patients an introduction to physicians prescribing a reimbursable solution, using XTRAC, within a 10-mile radius of their house. The Company is a leader in dermatology in-clinic business generation for its partners.

Safe Harbor
This press release includes "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995. These statements include but are not limited to the Company’s plans, objectives, expectations and intentions and may contain words such as “will,” “may,” “seeks,” and “expects,” that suggest future events or trends. These statements, the Company’s ability to generate the growth in its core business, the Company’s ability to develop social media marketing campaigns, and the Company’s ability to build a leading franchise in dermatology and aesthetics, are based on the Company’s current expectations and are inherently subject to significant uncertainties and changes in circumstances. Actual results may differ materially from the Company’s expectations due to financial, economic, business, competitive, market, regulatory, adverse market conditions or supply chain interruptions resulting from the coronavirus and political factors or conditions affecting the Company and the medical device industry in general, future responses to and effects of COVID-19 pandemic, as well as more specific risks and uncertainties set forth in the Company’s SEC reports on Forms 10-Q and 10-K. Given such uncertainties, any or all these forward-looking statements may prove to be incorrect or unreliable. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release. The Company urges investors to carefully review its SEC disclosures available at www.sec.gov and www.strataskinsciences.com.

Investor Contact
Leigh Salvo
(415) 937-5404
ir@strataskin.com

STRATA SKIN SCIENCES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	September 30, 2020	December 31, 2019
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$11,063	$8,129
Restricted cash	7,397	7,500
Accounts receivable, net of allowance for doubtful accounts of $249 and $184, respectively	2,510	4,386
Inventories	3,502	3,027
Prepaid expenses and other current assets	464	513
Total current assets	24,936	23,555

Property and equipment, net	5,258	5,369
Operating lease right-of-use assets, net	1,072	1,314
Intangible assets, net	6,697	7,955
Goodwill	8,803	8,803
Other assets	298	347
Total assets	$47,064	$47,343

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Note payable	$7,275	$7,275
Current portion of long-term debt	1,134	-
Accounts payable	3,488	1,880
Other accrued liabilities	4,558	5,134
Current portion of operating lease liabilities	361	313
Deferred revenues	1,864	2,832
Total current liabilities	18,680	17,434

Long-term liabilities:
Long-term debt, net	1,394	-
Deferred tax liability	207	-
Long-term operating lease liabilities, net	804	1,078
Other liabilities	52	178
Total liabilities	21,137	18,690

Commitments and contingencies

Stockholders' equity:
Series C Convertible Preferred Stock, $.10 par value, 10,000,000 shares authorized; 0 and 2,103 shares issued and outstanding at September 30, 2020 and, December 31, 2019, respectively	-	1
Common Stock, $.001 par value, 150,000,000 shares authorized; 33,754,909 and 32,932,273 shares issued and outstanding at September 30, 2020 and, December 31, 2019, respectively	34	33
Additional paid-in capital	244,423	243,180
Accumulated deficit	(218,530)	(214,561)
Total stockholders' equity	25,927	28,653
Total liabilities and stockholders’ equity	$47,064	$47,343

STRATA SKIN SCIENCES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(unaudited)

	For the Three Months Ended September 30,
	2020	2019
Revenues, net	$5,613	$7,480
Cost of revenues	2,383	2,855
Gross profit	3,230	4,625

Operating expenses:
Engineering and product development	411	249
Selling and marketing	2,051	2,887
General and administrative	1,929	2,218
	4,391	5,354

Loss from operations	(1,161)	(729)

Other expense, net:
Interest expense, net	(21)	(153)
	(21)	(153)

Loss before income taxes	(1,182)	(882)
Income tax (expense) benefit	(72)	22
Net loss	$(1,254)	$(860)

Loss attributable to common shares	$(1,254)	$(840)
Loss attributable to Series C Convertible Preferred shares	$-	$(20)
Loss per common share:
Basic	$(0.04)	$(0.03)
Diluted	$(0.04)	$(0.03)
Shares used in computing loss per common share:
Basic	33,754,909	32,903,287
Diluted	33,754,909	32,903,287
Loss per Series C Convertible Preferred share basic and diluted	$-	$(9.58)
Shares used in computing loss per basic and diluted Series C Convertible Preferred shares	-	2,103

STRATA SKIN SCIENCES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(unaudited)

	For the Nine Months Ended September 30,
	2020	2019
Revenues, net	$16,373	$22,688
Cost of revenues	6,780	8,544

Gross profit	9,593	14,144

Operating expenses:
Engineering and product development	950	788
Selling and marketing	6,446	8,911
General and administrative	5,921	7,398
	13,317	17,097

Loss from operations	(3,724)	(2,953)

Other expense, net:
Interest expense, net	(38)	(433)
	(38)	(433)
Loss before income taxes	(3,762)	(3,386)
Income tax (expense) benefit	(207)	111
Net loss	$(3,969)	$(3,275)

Loss attributable to common shares	$(3,947)	$(3,079)
Loss attributable to Series C Convertible Preferred shares	$(22)	$(196)
Loss per common share:
Basic	$(0.12)	$(0.10)
Diluted	$(0.12)	$(0.10)

Shares used in computing loss per common share:
Basic	33,551,070	31,663,355
Diluted	33,551,070	31,663,355
Loss per Series C Convertible Preferred share basic and diluted	$(43.73)	$(36.14)

Shares used in computing loss per basic and diluted Series C Convertible Preferred shares	491	5,412

STRATA SKIN SCIENCES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	For the Nine Months Ended September 30,
	2020	2019
Cash Flows From Operating Activities:
Net loss	$(3,969)	$(3,275)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,793	3,437
Amortization of right-of-use asset	242	240
Provision for doubtful accounts	65	9
Loss on disposal of property and equipment and lasers placed in service	23	29
Stock-based compensation	1,243	883
Deferred taxes	207	(111)
Amortization of debt discount	-	43
Amortization of deferred financing costs	-	64
Changes in operating assets and liabilities:
Accounts receivable	1,811	(261)
Inventories	(475)	(792)
Prepaid expenses and other assets	98	76
Accounts payable	1,608	233
Other accrued liabilities	(576)	437
Other liabilities	(126)	(61)
Operating lease liabilities	(226)	(219)
Deferred revenues	(968)	384
Net cash provided by operating activities	1,750	1,116

Cash Flows From Investing Activities:
Lasers placed-in-service	(1,430)	(1,370)
Purchases of property and equipment	(17)	(5)
Net cash used in investing activities	(1,447)	(1,375)

Cash Flows From Financing Activities:
Proceeds from note payable and long-term debt	2,528	-
Net cash provided by financing activities	2,528	-

Net increase (decrease) in cash and cash equivalents and restricted cash	2,831	(259)
Cash, cash equivalents and restricted cash, beginning of period	15,629	16,487

Cash, cash equivalents and restricted cash, end of period	$18,460	$16,228

Cash and cash equivalents	$11,063	$16,228
Restricted cash	7,397	-
	$18,460	$16,228